Exhibit 10.1

AMENDMENT NO. 3

TO

BRIDGE LOAN WAREHOUSING CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT NO. 3 (this “Amendment”) is entered into as of May 26, 2016, by and among ACRC LENDER B LLC, a Delaware limited liability company (the “Borrower”), the Persons party to the Credit Agreement (as defined herein) from time to time as lenders (the “Lenders”) and BANK OF AMERICA, N.A., a national banking association, as a Lender and in its capacity as administrative agent for the Lenders under the Credit Agreement (in its capacity as administrative agent, the “Administrative Agent”).

RECITALS

Reference is made to the following:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Bridge Loan Warehousing Credit and Security Agreement, dated as of May 27, 2015 (as amended, restated, supplemented, extended, renewed or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed to them in the Credit Agreement;

WHEREAS, as of the date hereof, Bank of America, N.A. is the sole Lender party to the Credit Agreement, whose due execution and delivery of this Amendment shall constitute the unanimous written approval of all Lenders pursuant to Section 10.16(b) of the Credit Agreement;

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent (i) extend the Borrowing Expiration Date to May 25, 2017 and (ii) change the address of the Borrower listed in the Credit Agreement; and

WHEREAS, in response to such request, the parties have agreed to amend the Credit Agreement solely upon the terms and conditions set forth herein, it being the intention of the parties that such amendments shall not constitute a novation of the obligations of the Borrower under the Credit Agreement and the other Loan Documents.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Borrower, the Lenders and the Administrative Agent, the parties hereto agree as follows:

Section 1.                                           Amendments to Credit Agreement.

Section 1.1.                                 Amendment to Address of Borrower.  Section 11.1(a) of the Credit Agreement is hereby amended by deleting the Borrower’s address contained therein in its entirety and replacing it with the following address:

“ACRC Lender B LLC

c/o Ares Management

245 Park Avenue, 42nd Floor

New York, NY 10167

Attention:  Real Estate Legal Department and Capital Markets

Telephone:  646-259-4842

Telecopy:  310-388-3041

And

ACRC Lender B LLC

c/o Ares Management

2000 Avenue of the Stars, 12th Floor

Los Angeles, CA 90067

Attention:  Chief Accounting Officer

Telephone:  310-201-4100

Telecopy:  310-203-8820”

Section 1.2.                                 Extension of Borrowing Expiration Date.  The definition of “Borrowing Expiration Date” set forth in Section 12.1 of the Credit Agreement is hereby amended by deleting the reference to “May 26, 2016” contained therein and replacing it with “May 25, 2017”.

Section 1.3.                                 Amendments to Cash Collateral Account.

(a)                                 Section 3.3(e) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“The proceeds of the sale, other disposition, or payment in full of Pledged Loans must be deposited by Borrower, or the Servicer on behalf of Borrower, directly to the Cash Collateral Account within two (2) Business Days following receipt thereof. Borrower must give Notice to Administrative Agent in writing (or by telephone followed promptly by written Notice) of the Pledged Loans for which proceeds of the sale, other disposition, or payment in full have been received. If the payment for the purchase or other disposition of a Pledged Loans is less than the outstanding Warehousing Advance against such Pledged Loan identified by Borrower in its Notice, Borrower shall pay to Administrative Agent, for the benefit of Lenders, and Borrower authorizes Administrative Agent to charge Borrower’s Operating Account in, an amount equal to such deficiency. If the payment for the purchase, other disposition or payment in full of a Pledged Loan is greater than the outstanding Warehousing Advances against such Pledged Loan identified by Borrower in its Notice, then:

“(i) if (a) no Default or Event of Default exists, or

“(b) an Event of Default exists and (1) the Commitments have expired or been terminated and (2) no Warehousing Advances, interest or other Obligations are outstanding and unpaid,

“then, the Administrative Agent shall transfer such excess to Borrower’s Operating Account (y), with respect to such excess received by the Administrative Agent prior to 3:00 pm on a Business Day, at or before the close of business on such Business Day, or (z), with respect to such excess received by the Administrative Agent on or after 3:00 pm on a Business Day, at or before the close of business on the immediately following Business Day;

“(ii) if an Event of Default then exists and any other conditions of clause (i)(b) are not satisfied, the Administrative Agent shall apply such excess to the portion of the Obligations then due and payable in accordance with applicable provisions of this Agreement and, if such excess is greater than the portion of the Obligations then due and payable, the Administrative Agent will hold such remainder until such time as either the requirements have been satisfied for return of such excess to the Borrower’s Operating Account pursuant to the foregoing clause (i) or additional Obligations become due and payable so that such excess shall be applied to such Obligations pursuant to this clause (ii); and

“(iii) if a Default then exists, such excess shall be held by the Administrative Agent as Collateral, to be either

“(a) disbursed to the Borrower pursuant to the foregoing clause (i)(a) if such Default is cured, waived or otherwise ceases to exist without becoming an Event of Default, or

“(b), if such Default becomes an Event of Default, applied to the Obligations in accordance with the foregoing clause (ii) or returned to the Borrower’s Operating Account in accordance with the foregoing clause (i)(b).

“Administrative Agent and Lenders are entitled to rely upon Borrower’s affirmation that deposits in the Cash Collateral Account represent payments for the sale, other disposition, or payment in full of the Pledged Loan specified by Borrower in its Notice. Nothing herein shall be deemed to authorize any sale or other disposition of a Pledged Loan which is not otherwise permitted pursuant to applicable provisions of this Agreement.”

(b)                                 The definition of “Cash Collateral Account” set forth in Section 12.1 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“‘Cash Collateral Account’ means account number 1367011723000 (and any successor or replacement accounts), which is a Bank of America, N.A. general ledger account maintained at Administrative Agent.”

Section 1.4.                                 Amendment to Prime Rate.  The definition of “Prime Rate” set forth in Section 12.1 of the Credit Agreement is hereby amended by adding the following sentence to the end of the definition:

“If at any time the Prime Rate determined by the foregoing would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”

Section 1.5.                                 Amendment to Exhibit A.  Exhibit A to the Credit Agreement is hereby amended by adding the following row to the end of the “Warehousing Advance Request Review” table contained therein, directly below the row with reference to “Property Condition Report”:

“	Standard Flood Hazard Determination Form	Required	SFHDF Dated:	”

Section 1.6.                                 Amendment to Exhibit C.  Exhibit C to the Credit Agreement is hereby amended by deleting the last sentence of Part I contained therein in its entirety and replacing it with the following:

“A FIRREA compliant appraisal of the Mortgaged Property and a Standard Flood Hazard Determination Form must be received by Administrative Agent at least ten (10) days prior to the requested Advanced Date.”

Section 1.7.                                 Amendment to Exhibit H.  Exhibit H to the Credit Agreement is hereby amended by deleting subsections (ii) and (iii) of the “Reports” section contained therein in their entirety and replacing them with the following:

“(ii)                            Environmental (ASTM standards): A Phase I Environmental Site Assessment prepared by a third-party environmental consultant, setting forth content satisfactory to Administrative Agent, in its sole discretion, addressed to Administrative Agent or, if not addressed to Administrative Agent, delivered with a reliance letter in favor of Administrative Agent in form and content satisfactory to Administrative Agent, in its sole discretion;

(iii)                               Property Condition Report addressed to Administrative Agent or, if not addressed to Administrative Agent, delivered with a reliance letter in favor of Administrative Agent in form and content satisfactory to Administrative Agent, in its sole discretion; and

(iv)                              Standard Flood Hazard Determination Form addressed to the Borrower.”

Section 1.8.                                 Amendment to Schedule 8.1(m).  Schedule 8.1(m) to the Credit Agreement is hereby amended by deleting subsection (iv) of the second paragraph of the “Property Insurance” section contained therein in its entirety and replacing it with the following:

“(iv) flood insurance whenever required under the National Flood Insurance Program or whenever in the opinion of the Lender such protection is necessary and is available;”

Section 2.                                           Ratification.  Except as hereby amended, the Credit Agreement, all other Loan Documents and each provision thereof are hereby ratified and confirmed in every respect and shall continue in full force and effect, and this Amendment shall not be, and shall not be deemed to be, a waiver of any Default or Event of Default, or of any covenant, term or provision of the Credit Agreement or the other Loan Documents.

Section 3.                                           Representations and Warranties.  The Borrower represents and warrants to the Lenders as of the effective date of this Amendment that, assuming the due execution and delivery of this Amendment:  (a) no Default or Event of Default is in existence, from and after, or will result from, the execution and delivery of this Amendment or the consummation of any transactions contemplated hereby; (b) each of the representations and warranties of the Borrower in the Credit Agreement and the other Loan Documents is true and correct in all material respects on the effective date of this Amendment (except for representations and warranties limited as to time or with respect to a specific event, which representations and warranties shall continue to be limited to such time or event); and (c) this Amendment and the Credit Agreement (as amended by this Amendment) are legal, valid and binding agreements of the Borrower and are enforceable against it in accordance with their terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other Laws affecting creditors’ rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

Section 4.                                           Conditions Precedent.  The representations, warranties, covenants and agreements set forth in this Amendment are conditional and this Amendment shall not be effective until the Administrative Agent receives (a) fully-executed counterpart originals of this Amendment; (b) the other agreements, certificates and other documents listed on the closing checklist attached hereto as Exhibit A; and (c) payment by the Borrower of the fees required to be paid pursuant to the Fee Letter listed on Exhibit A attached hereto on or prior to the date hereof and all of the Administrative Agent’s costs and expenses associated with the preparation, negotiation, execution and delivery and administration of this Amendment and the Credit

Agreement that have been invoiced at least (1) Business Day before the date hereof, including, without limitation, the Administrative Agent’s reasonable attorney fees.

Section 5.                                           Counterparts.  This Amendment may be executed and delivered in any number of counterparts with the same effect as if the signatures on each counterpart were upon the same instrument.

Section 6.                                           Amendment as Loan Document.  Each party hereto agrees and acknowledges that this Amendment constitutes a “Loan Document” under and as defined in the Credit Agreement.

Section 7.                                           Successors and Assigns.  This Amendment shall be binding upon each of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of each of the Lenders’ and the Administrative Agent’s respective successors and assigns.

Section 8.                                           Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 9.                                           Expenses.  The Borrower agrees to promptly reimburse the Administrative Agent and the Lenders for all reasonable expenses, including, without limitation, reasonable fees and expenses of outside legal counsel, it has heretofore incurred or hereafter incurs in connection with the preparation, negotiation and execution of this Amendment and all other instruments, documents and agreements executed and delivered in connection with this Amendment.

Section 10.                                    Integration.  This Amendment contains the entire understanding of the parties hereto with regard to the subject matter contained herein.  This Amendment supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Amendment, all of which have become merged and finally integrated into this Amendment.  Each of the parties hereto understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Amendment, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Amendment not included or referred to herein and not reflected by a writing included or referred to herein.

Section 11.                                    No Course of Dealing.  The Administrative Agent and the Lenders have entered into this Amendment on the express understanding with the Borrower that in entering into this Amendment the Administrative Agent and the Lenders are not establishing any course of dealing with the Borrower.  The Administrative Agent’s and the Lenders’ rights to require performance pursuant to and in accordance with all of the terms and conditions of the Credit Agreement and the other Loan Documents shall not in any way be impaired by the execution of this Amendment.  None of the Administrative Agent and the Lenders shall be obligated in any manner to execute any further amendments or waivers and if such waivers or amendments are requested in the future, assuming the terms and conditions thereof are satisfactory to them, the Administrative Agent and the Lenders may require the payment of fees in connection therewith.

Section 12.  Governing Law; Jurisdiction; Waiver of Jury Trial.  This Amendment shall be governed by the provisions of the Credit Agreement pertaining to governing law, jurisdiction and waiver of jury trial.  In furtherance of the foregoing, the provisions of Sections 11.5, 11.11 and 11.12 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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IN WITNESS WHEREOF, the parties have caused this Amendment No. 3 to Bridge Loan Warehousing Credit and Security Agreement to be duly executed by their duly authorized officers or representatives, all as of the date first above written.

BORROWER:

ACRC LENDER B LLC,
a Delaware limited liability company

By:	/s/ John B. Jardine
Name:	John B. Jardine
Title:	President and Co-Chief Executive
Officer

ADMINISTRATIVE AGENT AND
SOLE LENDER:

BANK OF AMERICA, N.A,
a national banking association,

By:	/s/ Chris Guthrie
Name:	Chris Guthrie
Title:	Vice President

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Signature Page to Amendment No. 3 to

Bridge Loan Warehousing Credit and Security Agreement

By executing this Amendment No. 3 in the space provided below, the Guarantor hereby ratifies and confirms the Guaranty in every respect and acknowledges that the Guaranty continues in full force and effect, and that the consent and agreements set forth in this Amendment No. 3 do not establish any course of dealing among the parties.

GUARANTOR:

ARES COMMERCIAL REAL ESTATE CORPORATION

By:	/s/ John B. Jardine
Name:	John B. Jardine
Title:	President and Co-Chief Executive Officer

By executing this Amendment No. 3 in the space provided below, ACRC Warehouse Holdings LLC (the “Pledgor”) hereby ratifies and confirms the Pledge Agreement in every respect and acknowledges that the Pledge Agreement continues in full force and effect, and that the consent and agreements set forth in this Amendment No. 3 do not establish any course of dealing among the parties.

PLEDGOR:

ACRC WAREHOUSE HOLDINGS LLC

By:	/s/ John B. Jardine
Name:	John B. Jardine
Title:	President and Co-Chief Executive Officer

Signature Page to Amendment No. 3 to

Bridge Loan Warehousing Credit and Security Agreement